                                                                    EXHIBIT 10.4

                                              CHARLES B. EWING
                                              Senior Vice President


                                              Norwest Bank New Mexico, N.A.
                                              Lomas Office
NORWEST BANKS                                 200 Lomas Boulevard Northwest
                                              Post Office Box 1081, M.S. 9307
                                              Albuquerque, New Mexico 87103-1081
January 22, 1997                              Bus. 505/765-5056
                                              Fax: 505/247-4639

Michael R. Budagher, Chairman of the Board & CEO
Specialty Teleconstructors, Inc.
12001 State Highway 14 North
Cedar Crest, New Mexico 87008

Dear: Mr. Budagher:

Norwest Bank New Mexico, National Association (the "Bank") is pleased to extend to Specialty Teleconstructors, Inc. (the "Borrower") a Conditional Revolving Credit Line (the "Line"), subject to the following terms and conditions:

THE LINE
--------

     1.   Amount of the Line. The Bank may make no advances under the line from
          ------------------
          time to time until termination of the Line as provided in Section 9 below in amounts not to exceed the lesser of: (i) the Borrowing Base as described in Section 8 below, or (ii) an aggregate amount of $6,000,000.00 outstanding at any time.

     2.   Conditional Line. Any advance will be at the bank's sole discretion
          ----------------
          and nothing contained in this letter agreement should be interpreted as being a promise to make any advance.

     3.   Loan Requests. Each request for an advance under the Line will be made
          -------------
          in writing, in person, or by telephone by any person designated in writing by Borrower. The Borrower may prepay and reborrow under the Line (but always at the discretion of the Bank's officers and subject to the dollar limitations described in Section 1 above).

     4.   The Note. The Borrower's obligations to repay all advances made by the
          --------
          Bank under the Line will be evidenced by a note, signed by the Borrower, in form satisfactory to the Bank, together with any extensions, modifications or renewals of such note (the "Note"). The principal outstanding under the Note will be payable (check applicable box):

          [X] on demand, but in any event on___________if demand has not been made prior to such date.

          [_]  on November 30, 1997.

          The Note also will specify some of the rights and remedies of the Bank upon an event of default, including (among other things) the right to accelerate the outstanding principal and unpaid interest. Such rights and remedies will be available to the Bank upon the occurrence of an event of default set forth in Section 17 below.

     5.   Interest. The Note will bear interest (computed on the basis of actual
          --------
          days elapsed in a 360 day year) on the principal balance outstanding from time to time, from the date of the initial advance until the Note is paid in full at an annual rate equal to (check applicable box):

          [X] .50% in excess of the "Base Rate" of the Bank in effect from time to time, and shall change as and when the Base Rate changes.

          [_]  ____% (fixed).

          [_]  ____________________________________________________________
               ____________________________________________________________

          The amount of interest that accrues each month will be payable on or before the 1st day of the next month and, if the Note is payable on demand, on demand.

     6.   Facility Fee. None.
          ------------

     7.   Security. The Note will be secured by the Borrower's and its
          --------
          subsidiary companies accounts, contracts and other receivables, which will be more fully described in the security agreement(s) that grants the security interest in favor of the Bank. The security agreement(s), in form and content acceptable to the Bank, is or will be signed by the Borrower or the appropriate subsidiary; it extends to property of the type described, whether now owned or hereafter acquired, including products and proceeds thereof. The Borrower or the appropriate subsidiary will sign any financing statements or other documents necessary or desirable for the Bank to perfect its security interest.

          Any of the Borrower's (or subsidiaries) other property in which the Bank has a security interest to secure payment of any other debt or liabilities owed to the Bank, whether actual, contingent, direct or indirect (collectively, the "Other Debt"), also will secure payment of the Note. Borrower agrees that all of its or its subsidiary property in which the Bank has a security interest and all of its other property of any kind held by the Bank shall stand as one general, continuing collateral security to secure payment of the Note and all Other Debt.

     8.   Borrowing Base. The Borrowing Base shall consist of 75% of Acceptable
          --------------
          Accounts Receivable (as defined in the Addendum to this letter agreement). To enable the Bank to determine the Borrowing Base, the Borrower will provide to the Bank a Borrowing Base Certificate, in form satisfactory to the Bank, in accordance with Section 14(D) of this letter agreement.

     9.   Termination.  The Line shall terminate as follows:
          -----------

          [_] at the time that the Bank demands repayment of the Note, but in any event on __________________________ it demand has not been made prior to such date.

          [X]  on November 30, 1997.

          The Line also shall terminate upon any event of default under Section 17.

     10.  Required Paydown
          ----------------
          In the event any advances are made to the Borrower by the Bank between November 1, 1996 and November 30, 1997, the Line shall be repaid in full and have a zero (0) outstanding principal for not less than sixty
          (60) total days during such period. Such days need not be consecutive and each calendar day on which the Line has a zero balance shall be included in the sixty-day total. For example, if all advances on the Line are paid by the Bank's close of business on Friday and a new advance is made Monday, the Line will be considered paid three (3) days (Friday, Saturday, and Sunday). All payments to rest the Line must be in currently available, collected funds in accordance with the Bank's funds availability policy in effect at that time.

GENERAL PROVISIONS
------------------

     11.  Guaranties.  Specialty Management, Inc., Specialty Constructors, Inc.,
          ----------
          Specialty Acquisitions, Inc., Specialty Combined Resources, Inc., Specialty Fortress, Inc., Specialty Training Centers, Inc. and Specialty Constructors East, Inc. each will guaranty all indebtedness of the Borrower owned to the Bank, in form and consent satisfactory to the Bank. Each guaranty is or will be duly signed by such guarantor(s).

     12.  Deposits.  All depository accounts of the Borrower and subsidiary
          --------
          companies shall be domiciled at Norwest Bank Mexico, N.A. In the case of the Borrower or subsidiaries maintaining accounts outside of New Mexico, accounts will maintained at Norwest Bank(s) in those states whenever possible.

     13.  Subordination.  N/A
          -------------

     14.  Reports.  In order to monitor the financial condition of the Borrower,
          -------
          the Borrower agrees to provide the Bank with the following:

          A. Within 120 days after the Borrower's fiscal year end, the annual consolidated financial statement of the Borrower in the form of an audit, including the balance sheet of the Borrower as of the end of such year and the income statement of the Borrower for such fiscal year then ended, prepared and audited by a certified public accountant satisfactory to the Bank; and within 30 days of filing, a true and correct copy of its federal income tax return for such fiscal year, including all supporting schedules.

               B. Within 60 days after the end of each calendar quarter, quarterly interim consolidated financial statements of the Borrower, including the balance sheet of the Borrower as of the end of such quarter and the income statement of the Borrower from the beginning of the fiscal year through such quarter then ended, in form satisfactory to the Bank and certified as correct by an officer of the Borrower.

               C.   Within 30 days after the end of each month, the following:
                    (i) a Borrowing Base Certificate, in form satisfactory to the Bank; and (ii) a Loan Covenant Compliance Certificate; both in form satisfactory to the Bank. Borrowing Base Certificate shall be accompanied by a current listing and aging of all accounts owed to Borrower and subsidiary companies.

               D. Within 120 days after the Borrower's fiscal year end, a Compliance Certificate prepared by the Borrower's certified public accountants, stating whether, in preparing their audit, they have become aware of any event of Default or non-compliance with the covenants of Section 15 below and, if any such event has occurred, specifying the nature and period of such default or non-compliance.

               E. Annually, a copy of general liability insurance policies insuring the Borrower and subsidiaries.

               F. Concurrently with the submission of financial and other information required by or furnished to the Securities Exchange Commission, Borrower shall submit a copy of such information to Bank.

               G. Copies of all press releases as they are released to the media.

               H. Other information as may be reasonably requested by the Bank from time to time.

               The financial statement described in Sections 14(A) and (C) shall be prepared in accordance with generally accepted accounting principles consistently applied.

          15.  Financial and Affirmative Covenants. For purposes of determining
               -----------------------------------
               the financial covenants contained in this Section 15, the definitions set forth in the attached Addendum shall apply to the capitalized financial terms. So long as any amounts are outstanding under the Line, the Borrower agrees that it will:

               A. Maintain a Net Worth (plus Subordinated Debt) of $6,000,000 or more at all times.

               B. Maintain a ratio of Debt (minus Subordinated Debt) to Tangible Net Worth (plus Subordinated Debt) of not greater than 1.75 to 1.0 at all times.

               C. Maintain insurance with financially sound and reputable insurers covering its tangible properties and business against those losses, casualties and contingencies and in the types and amounts as are customarily insured by persons operating similar businesses with similar properties similarly situated, with the Bank named as loss payee.

               D. Permit any representative of the Bank reasonable access during normal business hours to inspect and copy all of Borrowers and subsidiaries books and records and to conduct a full or partial inspection of all property in which it has granted to the Bank a security interest.

          16.  Negative Covenants. So long as any amounts are outstanding under
               ------------------
               the Line, neither the Borrower or any subsidiary shall without the Bank's prior written consent:

               A. Purchase or acquire any securities of, or make any investments in any person, firm or corporation, except for firms or corporations which are in related business lines of Borrower and except for obligations of the United States Government, open market commercial paper rated prime, or certificates of deposit in commercial banks.

          17.  Default. The Line shall terminate and the Bank shall be under no
               -------
               further obligation to advance funds upon the occurrence of any Default under any promissory note or any commercial security agreement and the expiration of any applicable notice and cure period.

          18.  Supplementary Agreement. The provisions in this letter agreement
               -----------------------
               are in additional to and supplement those provisions in the Note, the security agreements, and any other evidence of liability held by the Bank, all of which shall be construed as complementary to one another. Nothing contained in this letter agreement shall prevent the Bank from enforcing any or all other agreements with the Borrower in accordance with their respective terms; however, the provisions contained in this letter agreement shall supersede any inconsistent provisions contained in any previous or other agreement between the Borrower and the Bank.

          19.  General Provisions. The following provisions also will apply with
               ------------------
               respect to this letter agreement:

               A. Before any advance will be made under the Line, the Borrower must execute and deliver to the Bank all necessary documents described in this letter agreement.

               B. This letter agreement and the documents executed and delivered pursuant to this letter agreement contain the entire agreement between the parties with respect to the Line, and may be amended only by a written agreement signed on behalf of each party. If any provision of this letter agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision that can be given effect without the invalid provision, and, to this end, the provisions of this letter agreement are severable.

               C. None of the provisions of this letter agreement shall diminish or abrogate the Bank's right to demand, at any time, immediate repayment of any note that is due on demand.

               D. The Bank shall have the right at all times to enforce the provisions of this letter agreement, the Note, the security agreements, and the guaranties in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions shall not be construed as having created a custom in any manner contrary to specific provisions of this letter agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent.

This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, but which taken together shall constitute one and the same instrument. The parties hereto have duly executed this letter agreement to be effective as of the day and year first above written.

Sincerely,

/s/ Charles B. Ewing

Charles B. Ewing
Senior Vice President
NORWEST BANK NEW MEXICO, N.A.




Accepted and agreed to this 22 day of January, 1997.

     /s/ Michael R. Budagher
     -------------------------------
     Specialty Teleconstructors, Inc.

     By: Michael R. Budagher
         ----------------------------
     Its: President
          ---------------------------

                         ADDENDUM TO LETTER AGREEMENT
                         ----------------------------


"Acceptable Accounts Receivable" shall mean the Borrower's & subsidiaries accounts receivable, contracts and other receivables determined in accordance with generally accepted accounting principles consistently applied, that are:
(i) 90 days or less in age; (ii) not due from any account debtor, 10% or more of whose accounts are more than 90 days in age; (iii) not subject to offset, dispute or retainage; (iv) not due from the U.S. Government, foreign entities, of affiliates or subsidiaries of the Borrower; (v) not representing bonded orders; and (vi) not representing booked but unfilled orders.

"Base Rate" shall mean the "base" or "prime" rate of interest as announced by Norwest Bank Minnesota, N.A., at its principal office located in Minneapolis, as in effect from time to time, which rate may not necessarily be the best rate that it offers to any of its customers.

"Cash Flow" shall mean, for the fiscal year of the Borrower, the aggregate amount of the following items properly shown on its year-end income statement, determined in accordance with generally accepted accounting principles consistently applied: (i) net income after taxes; (ii) amortization expense;
(iii) depreciation and depletion expense; (iv) deferred tax expense; and (v) similar types of noncash charges against income which the Bank determines, in its sole discretion, to be appropriate "add-backs."

"Current Assets" shall mean the aggregate amount of the Borrower's assets properly shown as current assets on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied, minus the following: receivables, loans and other amounts due from any shareholder, direct, officer, or employee of the Borrower, and receivables, loans and other amounts due from any other related or affiliated person, corporation, partnership, trust, or other entity of the Borrower.

"Current Liabilities" shall mean the aggregate amount of the Borrower's liabilities properly shown as current liabilities on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied, minus any portion of such current liabilities which the Bank determines, in its sole discretion, to be subordinated in writing in a satisfactory manner to the Borrower's indebtedness to the Bank.

"Current Maturities of Long-Term Debt" shall mean, that portion of the Borrower's "Long-Term Debt" that matures or that is scheduled to be paid during the fiscal year of the Borrower. For the purposes of this definition, "Long-Term Debt" shall mean the following: (i) the aggregate amount of the Borrower's liabilities properly shown as non-current liabilities on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied, as of the last day of its preceding fiscal year; and (ii) any new liabilities of the Borrower incurred during its fiscal year that, in accordance with generally accepted accounting principles consistently applied, should be shown as non-current liabilities on its balance sheet at fiscal year-end.

"Debt" shall mean the aggregate amount of the Borrower's items properly shown as liabilities on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied.

"Eligible Inventory" shall mean the Borrower's inventory, determined in accordance with generally accepted accounting principles consistently applied, that consists of raw materials, work-in-process, or finished goods intended for sale.

"Net Worth" shall mean the aggregate amount of the Borrower's items properly shown as assets on its balance sheet minus the aggregate amount of the Borrower's items properly shown as liabilities on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied.

"Tangible Net Worth" shall mean Net Worth (defined above) minus the aggregate amount of the Borrower's items properly shown as the following types of assets on its balance sheet, determined in accordance with generally accepted accounting principles consistently applied; (i) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs, and other like assets properly classified as intangible; (ii) leasehold improvements; (iii) receivables, loans and other amounts due from any shareholder, director, officer, or employee of the Borrower, and receivables, loans and other amounts due from any other related or affiliated person, corporation, partnership, trust, or other entity of the Borrower; and (iv) investments or interests in non-public companies, cooperatives, or partnerships.

"Subordinated Debt" shall mean the amount of the Borrower's liabilities and debt that has been subordinated to the Borrower's indebtedness to the Bank, in a form and manner satisfactory to the Bank.

"Work Capital" shall mean Current Assets (defined above) minus Current Liabilities (defined above).

                                PROMISSORY NOTE

-----------------------------------------------------------------------------------------------------------------------
  PRINCIPAL         LOAN DATE      MATURITY       LOAN NO        CALL      COLLATERAL     ACCOUNT   OFFICER   INITIALS
  $6,000,000.00     01-22-1997     01-30-1997     50030361       030          201          95834      07CBE
-----------------------------------------------------------------------------------------------------------------------
References in the shaded area are for Lender's use only and do no limit the applicability of this document to any particular loan or item.
-----------------------------------------------------------------------------------------------------------------------

BORROWER:  SPECIALTY TELECONSTRUCTORS, INC.                  LENDER:  Norwest Bank New Mexico, National Association
           12001 STATE HIGHWAY 14 NORTH                               Lomas Business Banking
           CEDAR CREST,NM 87008                                       P.O Box 1081
                                                                      200 Lomas NW
                                                                      Albuquerque, NM 87103-1081

=======================================================================================================================

Principal Amount: $6,000,000.00               Initial Rate: 8.750%                   Date of Note:January 22, 1997

PROMISE TO PAY. SPECIALTY TELECONSTRUCTORS, INC. ("Borrower") promises to pay to Norwest Bank New Mexico, National Association ("Lender"), or order, in lawful money of the United Stated of America, the principal amount of Six Million & 00/100 Dollars ($6,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on November 30, 1997. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning February 28, 1997, and all subsequent interest payments are due on the same day on the same of each month after that. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ration of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection cost and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is Subject to changes in an independent index which is the NORWEST BANK MINNESOTA N.A. BASE LENDING
RATE (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may Lender may make loans based on other rates as well. The interest rate change will not occur more often than each DAY. The Index currently is 8.250% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.500 percentage points over the Index, resulting in an initial rate of 8.750% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan an will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not unless agreed to by the Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE PAYMENTS. If any payment is not received by Lender within five calendar days after the payment is due as provided in this Note (the "Due Date"), then additional interest will accrue beginning on the sixth calendar day on the entire unpaid principal balance at the rate of three percent (3%) per year (the "Additional Interest") until all past-due payments and any Additional interest are paid in full. All payments received more than 5 calendar days after the Due Date will be applied first to past due interest and principal then to current interest and current principal, and then to cost of collection.

APPLICATION OF REGULAR PAYMENTS. Notwithstanding any provision of this Note to the contrary, any regularly scheduled installment payment of principal and interest which is received before the due date of such payment or which is received within 5 calendar days after the due date, will be applied to interest and to principal as if such payment were received on the due date.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any of the other events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (h) Lender in good faith deems itself insecure. See DEFAULT - Continued below.

LENDER'S RIGHTS. Upon default, and expiration of any applicable cure period, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable rate on this Note to 5,500 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of New Mexico. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Bernalillo County, the State of New Mexico This Note shall be governed by and construed in accordance with the laws of the State of New Mexico.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directors for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's Internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note it: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business without Lender's prior written consent or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

FINANCIAL STATEMENTS. I agree to provide to you, upon request, any financial statements or information you may deem necessary, I warrant that all financial statements and information I provide to you are or will be accurate, correct and complete.

DEFAULT - CONTINUED. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, any proceedings is commenced by Borrower under any bankruptcy or insolvency laws, or any proceeding is commenced against Borrower under any bankruptcy or insolvency laws and such proceeding is not dismissed within 60 days of filing.

NOTICE - RIGHT TO CURE DEFAULT. Upon the occurrance of any DEFAULT, Lender will give Borrower written notice of such Default. Borrower shall have 5 (five) days from actual receipt of notice to cure any Default for failure to make any payment when due. Borrower shall have 30 days from actual receipt of notice to cure any Default, other than failure to make any payment when due, provided such other Default is succeptible to cure (a false or misleading representation or statement made or furnished to the Lender would not, as an example, be succeptible to cure). Notice by the Lender will be made by any one or more of the following methods to Borrower's principal place of business or such other address or facsimile telephone number as Borrower designates to the Lender in writing: 1. hand delivery, 2. delivery by courier service or overnight delivery service, or 3. telephone facsimile transmission.

01-22-1997                      PROMISSORY NOTE                           Page 2
Loan No 50030361                  (Continued)

================================================================================

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, walve presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

SPECIALTY TELECONSTRUCTORS, INC.

By: /s/ Michael R. Budagher
    -----------------------------------
    MICHAEL R. BUDAGHER, PRESIDENT

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